UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2005

PROVECTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-9410	90-0031917
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee	37931
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (865) 769-4011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 12, 2005, Provectus Pharmaceuticals, Inc., completed a private placement transaction with 17 accredited investors, pursuant to which we sold 5,505,334 shares of our common stock at a purchase price of $0.75 per share, for an aggregate purchase price of $4,129,000.50 pursuant to Securities Purchase Agreements with each investor. In connection  with the sale of the common stock, we also issued warrants (the "Warrants") to the investors to purchase up to 6,881,668 shares of our common stock at an exercise price of $0.935 per share. We paid $412,900 to Chicago Investment Group, L.L.C as placement agent for this transaction. The form of Securities Purchase Agreement entered into by each of the investors and the form of Warrant issued to the investors are incorporated by reference to our current report on Form 8-K filed August 30, 2005.

We believe that this offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by reason of Rule 506 of Regulation D and Section 4(2) of the Securities Act, based upon the fact that the offer and issuance of the common stock and warrants satisfied all the terms and conditions of Rules 501 and 502 of the Securities Act, the investors are financially sophisticated and had access to complete information concerning us and acquired the securities for investment and not with a view to the distribution thereof. Proceeds will be used for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number                Description
----------        -----------------------------------------------------------
4.1	Form of Securities Purchase Agreement [1]
4.2	Form of Warrant1

(¹)    Incorporated by reference to the current report on Form 8-K filed August 30, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVECTUS PHARMACEUTICALS, INC.

Date: December 12, 2005	By:	/s/ H. Craig Dees

Title Chief Executive Officer